                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]   Preliminary proxy statement    [ ]  Confidential, for use of the
                                          Commission only (as permitted by
[X]   Definitive proxy statement          Rule 14a-6(e)(2))
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                   Reinsurance Group of America, Incorporated
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Dated Filed:

            --------------------------------------------------------------------

                                   [RGA logo]



                        NOTICE OF THE ANNUAL MEETING OF
                              THE STOCKHOLDERS OF
                  REINSURANCE GROUP OF AMERICA, INCORPORATED

                                                          St. Louis, Missouri

                                                          April 28, 1998



TO THE STOCKHOLDERS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED


      The Annual Meeting of the Stockholders of Reinsurance Group of America, Incorporated will be held at the Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri on May 27, 1998, commencing at 2:00 p.m., at which Meeting only holders of record of the Company's Common Stock at the close of business on March 31, 1998 will be entitled to vote, for the following purposes:

            1.    To elect three directors;

            2. To consider and vote upon an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from fifty million to seventy-five million;

            3. To consider and vote upon an amendment to the Company's Restated Articles of Incorporation to authorize twenty million shares of Non-Voting Common Stock; and

            4. To transact such other and further business, if any, as properly may be brought before the meeting.

                                                REINSURANCE GROUP OF AMERICA,
                                                INCORPORATED


                                                By /s/ Richard A. Liddy

                                                    Chairman of the Board

/s/ Matthew P. McCauley

Secretary

      Even though you may plan to attend the Meeting in person, please mark, date, and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

                                   [RGA logo]


                  REINSURANCE GROUP OF AMERICA, INCORPORATED
            660 Mason Ridge Center Drive, St. Louis, Missouri 63141

                                PROXY STATEMENT
                                    FOR THE
                      ANNUAL MEETING OF THE STOCKHOLDERS
                            TO BE HELD MAY 27, 1998
                    RITZ-CARLTON HOTEL, ST. LOUIS, MISSOURI



      This proxy statement is furnished to the holders of Common Stock of Reinsurance Group of America, Incorporated (the "Company") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held May 27, 1998, at 2:00 p.m. at the Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, and all adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Stockholders. The Company is first mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 28, 1998.


      Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. If you attend the Meeting, you may vote by ballot. If you do not attend the Meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy.

      Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      The close of business on March 31, 1998 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of the record date, 25,228,480 shares of Common Stock were outstanding and entitled to be voted at such Meeting, with 142 holders of record. Stockholders will be entitled to cast one vote on each matter for each share of Common Stock held of record on the record date.

      The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be principally by mail. In addition, proxies may be solicited by telephone or telefax by directors, officers, or employees of the Company, who will not receive any additional compensation for such services. The expenses of this proxy solicitation will be paid by the Company.

      A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this proxy statement.

                        ITEM 1 -- ELECTION OF DIRECTORS

      The first item to be acted upon at the Annual Meeting is the election of three directors of the Company for terms expiring at the Annual Meeting in 2001, or until their respective successors have been elected and have qualified.

Nominees and Continuing Directors

      The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each of the directors has served in his principal occupation for the last five fiscal years, unless otherwise indicated. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. All nominees are currently directors of the Company and have agreed to serve if elected.


                                                                                          Served as
                                                                                          Director
        Name, Age, Principal Occupation or Position, Other Directorships                    Since
        ----------------------------------------------------------------                  ---------
TO BE ELECTED AS DIRECTORS FOR TERMS ENDING 2001:

William A. Peck, M.D., 64                                                                   1993
      Executive Vice Chancellor for Medical Affairs and Dean of the School of
      Medicine of Washington University since 1989.  From 1976 to 1989, he was
      Physician in Chief of The Jewish Hospital of St. Louis.  He is also a director of Allied Healthcare Products, Inc., Angelica Corporation,
      Hologic, Inc., and Magna Group, Inc.

William P. Stiritz, 63                                                                      1993
      Chief Executive Officer, President and Chairman of Agribrands
      International, Inc., which is in the animal feeds and agricultural products business, since the company was spun-off from Ralston Purina Company
      ("Ralston") on April 1, 1998.  He was CEO and President of Ralston from 1982 until 1997 and held various other positions with Ralston since 1963.  He is
      Chairman of the Board of Ralston and Ralcorp Holdings, Inc. and is a director of Angelica Corporation, Ball Corporation, GenAmerica Corporation, General
      American Life Insurance Company, General American Mutual Holding Company, The
      May Department Stores Company, and Vail Resorts, Inc.

A. Greig Woodring, 46                                                                       1993
      President and Chief Executive Officer of the Company.  As President and
      CEO of the Company, Mr. Woodring is also an executive officer of General
      American Life Insurance Company ("General American"). He has headed General
      American's reinsurance business since 1986.  He also serves as a director and officer of a number of subsidiaries of the Company and General American.

TO CONTINUE IN OFFICE UNTIL 1999:

J. Cliff Eason, 50                                                                          1993
      President-SBC International Operations of SBC Communications, Inc. since
      March 1998.  Prior to that he served as President and CEO of Southwestern
      Bell Telephone Company since February 1996. Mr. Eason was President and CEO of Southwestern Bell Communications, Inc. ("SBC") from July 1995 through
      January 1996; President of Network Services of Southwestern Bell Telephone
      Company from July 1993 through June 1995; and President of Southwestern Bell
      Telephone Company of the Midwest from 1992 to 1993.  He held various other positions with SBC and its subsidiaries prior to 1992, including President of
      SBC Communications, Inc. from 1991 to 1992.

                                    2

                                                                                          Served as
                                                                                          Director
        Name, Age, Principal Occupation or Position, Other Directorships                    Since
        ----------------------------------------------------------------                  ---------

Leonard M. Rubenstein, 52                                                                   1993
      Chief Executive Officer and Chairman of Conning Corporation and its
      subsidiary, Conning Asset Management Company, a registered investment advisor. Conning Corporation is a majority-owned subsidiary of General
      American Life Insurance Company ("General American").  He served as Executive
      Vice President of Investments for General American from 1991 to January 1997 and as Treasurer from 1991 to 1995.  From 1984 to 1991, he served as Vice
      President of General American.  He is Treasurer of General American Capital
      Company, a registered investment company.

H. Edwin Trusheim, 70                                                                       1993
      In 1995, he retired as Chairman of General American Life Insurance
      Company, where he was Chief Executive Officer until his retirement in 1992.
      He served as President of General American Life Insurance Company from 1979 to 1988 and was elected Chief Executive Officer in 1981 and Chairman of the
      Board in 1986.  He is also a director of Angelica Corporation, GenAmerica
      Corporation, General American Life Insurance Company, General American Mutual
      Holding Company, Laclede Gas Company, RehabCare Group, Inc., and Venture
      Stores Inc.

TO CONTINUE IN OFFICE UNTIL 2000:

Bernard A. Edison, 70                                                                       1993
      President of Edison Brothers Stores, Inc. from 1968 through his retirement in 1987.  He also served as a director and Chairman of the Finance
      Committee of the Board of Directors of Edison Brothers Stores, Inc. until
      1989, and as director emeritus from 1989 through 1996.  Mr. Edison is also a director of Anheuser-Busch Companies, Inc., GenAmerica Corporation, General
      American Life Insurance Company, and General American Mutual Holding Company.

Stuart I. Greenbaum, 61                                                                     1997
      Dean of the John M. Olin School of Business at Washington University
      since July 1995.  Prior to such time, he spent 20 years at the Kellogg
      Graduate School of Management at Northwestern University where he was
      Director of the Banking Research Center and the Norman Strunk Distinguished
      Professor of Financial Institutions.  Mr. Greenbaum has served on the Federal
      Savings and Loan Advisory Council and the Illinois Task Force on Financial
      Services, and has been a consultant for the American Bankers Association, the
      Bank Administration Institute, the Comptroller of the Currency, the Federal
      Reserve System, and the Federal Home Loan Bank System, among others.  He is also a director of Stifel Financial Corp.

Richard A. Liddy, 62                                                                        1993
      Chairman of the Board of the Company.  Also President, Chief Executive
      Officer and Chairman of the Board of General American Life Insurance Company,
      and President and Chairman of GenAmerica Corporation and General American
      Mutual Holding Company.  From 1982 through 1988, he was Senior Vice President and Executive Vice President of Continental Corporation and President,
      Financial Services Group of Continental Insurance Company.  He is also
      Chairman of the Board of General American Capital Company and The Walnut
      Street Funds, Inc., each a registered investment company; Chairman of Paragon
      Life Insurance Company, Security Equity Life Insurance Company, and Security
      Mutual Life Insurance Company of New York; and a director of Ameren
      Corporation, Brown Group, Inc., Conning Corporation, and Ralston Purina
      Company.

Committees and Meetings of the Board of Directors


      The Board of Directors met four times during 1997. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he served during 1997. The Board of Directors has an Audit Committee, a Nominating Committee, and a Compensation Committee. The Audit Committee, of which Mr. Eason (Chairman), Mr. Greenbaum, and Dr. Peck are members, met three times in 1997. This Committee is responsible for overseeing the integrity and reliability of the Company's accounting and financial reporting practices and the effectiveness of its system of controls. It also recommends a public accounting firm to be retained for the coming year and reviews the work to be done by such firm. The Compensation Committee establishes and oversees the compensation policies of the Company's operating subsidiaries and determines executive compensation. This Committee, which consists of Messrs. Edison (Chairman), Eason, Greenbaum, and Stiritz, and Dr. Peck, held four meetings in 1997. See "Compensation Committee Report on Executive Compensation." The Nominating Committee, of which Messrs. Peck (Chairman), Eason, Edison, Stiritz, and Trusheim are members, met once during 1997. This Committee nominates directors and will accept recommendations for nominations as directors from stockholders. Stockholders wishing to propose nominees for consideration should, by the first week of January, notify in writing the Secretary of the Company, who will inform the members of the Nominating Committee of such proposals.


Director Compensation

      Officers of the Company or its affiliates do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its committees. Effective January 1, 1997, directors who are not employees of the Company or any of its affiliates ("Non-Employee Directors") are paid an annual retainer of $20,000, and are paid $1,000 for each Board meeting attended in person, $500 for each telephonic Board meeting attended, $750 for each committee meeting attended in person (except the committee chairman, who is paid $1,000) and $375 for each telephonic committee meeting attended (except the committee chairman, who is paid $500). In addition, the Company reimburses directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings. Of the $20,000 annual retainer, $8,000 is paid in shares of the Company's Common Stock at the Annual Meeting. Also on the date of the Annual Meeting, each Non-Employee Director is granted an option to purchase 1,500 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on such date. As a result, in 1997, each of Messrs. Eason, Edison, Greenbaum, Peck, Stiritz, and Trusheim was awarded an option to purchase 1,500 shares of Common Stock at an exercise price of $36.50 per share. The options become fully vested on May 15, 1998. (Share and price information is adjusted to give effect to the Company's three-for-two stock split in August 1997.)

      Non-Employee Directors have the option to receive phantom stock units in lieu of their retainer (including the stock portion) and meeting fees. A phantom stock unit is a hypothetical share of Common Stock of the Company. Phantom stock units are not transferable and are subject to forfeiture unless held until the earlier of ten years after grant or the director's retirement, death, or disability. At such time, the Company will pay cash or issue shares of Common Stock in an amount equal to the value of the phantom stock. Phantom stock units are forfeited in the event of a director's malfeasance (as defined in the Flexible Stock Plan for Directors). The Company pays dividends in the form of additional phantom stock units with respect to outstanding phantom stock at the same rate as dividends are paid on the Common Stock.

      In January 1997, Richard A. Liddy, Chairman of the Board, was granted an option to purchase 37,500 shares of Common Stock at an exercise price of $30 5/12, the closing price of the Common Stock on the date of grant (as adjusted to give effect to the Company's three-for-two stock split). See "Compensation Committee Report on Executive Compensation." This option vests annually in 20% increments beginning in January 1998 and will become fully vested upon Mr. Liddy's death, disability, or retirement and upon a change in control of the Company.

                     COMMON STOCK OWNERSHIP OF MANAGEMENT
                        AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain stock ownership information, as of March 1, 1998, with respect to (i) each person known to the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock,
(ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                                                                 Amount and Nature of           Percent
            Beneficial Owner                                     Beneficial Ownership          of Class
            ----------------                                     --------------------          --------
Principal Stockholders:

General American Mutual Holding Company
700 Market Street
St. Louis, Missouri 63101                                             16,087,500<F1>             63.8%

The Prudential Insurance Company of America
Prudential Plaza
Newark, New Jersey 07102-3777                                          1,317,600<F2>              5.2%

Directors and Named Executive Officers:

A. Greig Woodring, Director, President, and Chief
  Executive Officer<F1>                                                   39,766<F3>              <F*>

J. Cliff Eason, Director                                                   3,000<F4>              <F*>

Bernard A. Edison, Director                                                9,000<F4>              <F*>

Stuart I. Greenbaum, Director                                              1,637<F4>              <F*>

Richard A. Liddy, Chairman<F1>                                            54,750<F5>              <F*>

William A. Peck, Director                                                  1,950<F4>              <F*>

Leonard M. Rubenstein, Director                                           26,425<F6>              <F*>

William P. Stiritz, Director<F1>                                         457,800<F7>              1.8%

H. Edwin Trusheim, Director<F1>                                            6,000<F4>              <F*>

David B. Atkinson, Executive Vice President and Chief
  Operating Officer                                                       24,795<F8>              <F*>

Jack B. Lay, Executive Vice President and Chief
  Financial Officer                                                       11,746<F9>              <F*>

Andre St-Amour, President, RGA Life Reinsurance
  Company of Canada                                                       13,793<F10>             <F*>

Graham Watson, Executive Vice President and Chief
  Marketing Officer                                                        6,555<F11>             <F*>

All directors and executive officers
  as a group (20 persons)                                                681,376<F12>             2.7%

--------------------
<F*>  Less than one percent.

<F1>  Shares beneficially owned by General American Mutual Holding Company
      ("GAMHC") are held by Equity Intermediary Company, a wholly-owned subsidiary of General American Life Insurance Company ("General American"). General American is a wholly-owned subsidiary of GenAmerica Corporation, which is a wholly-owned subsidiary of GAMHC. Mr. Liddy is also a director and executive officer of GAMHC, GenAmerica Corporation and General American, and Mr. Woodring is an executive officer of General American. Messrs. Edison, Stiritz, and Trusheim are directors of GAMHC, GenAmerica Corporation and General American. These individuals disclaim beneficial ownership of the shares beneficially owned by GAMHC.

<F2>  Sole voting and dispositive power over 661,650 shares.  Based on
      Amendment No. 4 to Schedule 13G filed by the security holder with the Securities and Exchange Commission on February 10, 1998.

<F3>  Includes 11,355 shares of Common Stock subject to stock options that are exercisable within 60 days. Also includes 10,000 shares of restricted stock over which Mr. Woodring has voting control, but which cannot be transferred until the earlier of January 2008 or Mr. Woodring's death or disability.

<F4>  Includes 1,500 shares of Common Stock subject to stock options that are exercisable within 60 days.

                                    5

<F5>  Includes 39,750 shares of Common Stock subject to stock options that are exercisable within 60 days and 15,000 shares held jointly with his wife.

<F6>  Represents shares of Common Stock subject to stock options that are exercisable within 60 days.

<F7>  Includes 1,500 shares of Common Stock subject to stock options that are exercisable within 60 days. Mr. Stiritz disclaims beneficial ownership of a total of 145,500 shares held by his wife and children.

<F8>  Includes 6,165 shares of Common Stock subject to stock options that are exercisable within 60 days and 1,500 shares held by Mr. Atkinson's children.

<F9>  Includes 10,546 shares of Common Stock subject to stock options that are exercisable within 60 days.

<F10> Includes 10,293 shares of Common Stock subject to stock options that are exercisable within 60 days.

<F11> Includes 2,430 shares of Common Stock subject to stock options that are exercisable within 60 days and 4,125 shares owned by Intercedent Limited, a Canadian corporation of which Mr. Watson has a majority ownership interest.

<F12> Includes a total of 130,164 shares of Common Stock subject to stock options that are exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors, executive officers and beneficial owners of more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Directors, executive officers and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4, and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received, or written representations from certain reporting persons, the Company believes that all of its directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's Compensation Committee, composed of five non-employee directors, oversees the compensation policies of the Company's operating subsidiaries (Reinsurance Group of America, Incorporated ("RGA") is a holding company with no employees). RGA Reinsurance Company ("RGA Re"), a wholly-owned subsidiary of the Company, employs all of the Company's salaried executive officers, except for Andre St-Amour, who is employed by RGA Life Reinsurance Company of Canada, and Graham Watson and Paul Nitsou, who are employed by RGA International Ltd. Two of the Company's executive officers (Richard A. Liddy and Matthew P. McCauley) are employed by General American Life Insurance Company and are not compensated by the Company.

      Base Salaries
      -------------

      The Company has eleven salaried executive officers. In forming its recommendations on the overall salary program for executive officers, the Compensation Committee has from time to time engaged an independent consulting firm to learn how the Company's executive compensation compares to those paid by other publicly held insurance and reinsurance companies.
During 1996, the Compensation Committee hired this firm to undertake an extensive review of executive salaries. Results of the consultant's study, which were presented in January 1997, showed that the Company's executives were not competitive with the comparison companies. In light of these findings the Compensation Committee, in January 1997, approved increases in officers' 1997 base salaries to make them more competitive. The average increase in executive officers' base salaries for 1997 was 4.2%. The percentage increase excludes the CEO and four other executive officers, whose salary increases ranged from 6.0% to 12.3% to more accurately reflect such officers' responsibilities. Overall, the established 1997 base salaries for executives represented approximately 91% of the median level of base pay for comparable officers based on the survey.

      Based primarily on the results of the consultant's survey, in January 1997 the Compensation Committee set Mr. Woodring's 1997 base salary at $337,000, which represented an increase of 12.3% over his 1996 base salary. This level was intended to make Mr. Woodring's compensation approximate that of the second highest paid executive at a comparable public company, reflecting the level of involvement of General American's management at the Company. As a result of the increase, Mr. Woodring's base salary for 1997 was 100% of the median for the second highest paid executives in the comparison group.

      In October 1997 and January 1998, the Compensation Committee again evaluated executive salary levels in accordance with the previously established guidelines and found them to be generally competitive. This review took into account 1997/1998 salary survey data provided by the independent consulting firm. As a result, the Committee approved salary increases for 1998 that averaged 4.0% for all executive officers, excluding the CEO, COO and CFO who received salary increases ranging from 11.3% to 16.0%. The increase in the COO's salary was based on his promotion to President and CEO of RGA Re, and the increase in the CFO's salary was intended to bring his compensation in line with market data for that position. The Compensation Committee approved an 11.3% increase in Mr. Woodring's salary to $375,000, which is slightly above the average for the second highest paid executives in the survey. This increase reflects the Committee's consideration of Mr. Woodring's increasing level of responsibility for the Company vis-a-vis General American's management.

      Management Incentive Plan
      -------------------------

      All of the Company's salaried executive officers also participate in the Management Incentive Plan ("MIP"), which provides incentive compensation based on a participant's individual performance as well as the division's and the Company's achievements of specified financial thresholds and targets. Company results are based on consolidated revenues and operating earnings (net income less realized capital gains and losses) per share; divisional results are based on the division's revenues and operating earnings. Based on these criteria, the Committee approves a schedule of specific incentives set for each participant at the beginning of the year, with a threshold of performance that must be met before any payment to the individual can be made, a target that is twice the threshold, and a maximum that is twice the target. The Company's performance must meet a certain trigger level before any awards under the MIP are made. Awards are based on a specified percentage of salary, which varies for each participant. A portion of each executive officer's total MIP award is paid in performance shares, rather than cash.

      There were over 50 participants in the MIP in 1997. Determination of MIP awards for 1997 was made in January 1998. The Company exceeded its target for revenue growth in fiscal 1997, achieving a 29% increase over 1996. However, the Company did not meet its threshold operating earnings per share level, primarily due to the accident and health pool charge during the first quarter of 1997. Based in part on these consolidated results, the average cash payout to executive officers was approximately 26.8% of salary. Mr. Woodring's MIP award, which is based solely on Company results for 1997, was $165,654, or approximately 50% of his salary for the year. This amount represents one-half of his maximum possible award for 1997 and is approximately 27% less than his MIP award for 1996. The amount of Mr. Woodring's total MIP award includes the value of performance shares awarded under the Executive Performance Share Plan. The cash portion of Mr. Woodring's 1997 MIP award totaled $115,958, or approximately 35% of salary.

      Executive Performance Share Plan
      --------------------------------

      Approximately 32% of the MIP award for executive officers is paid in the form of performance shares pursuant to the Company's Executive Performance Share Plan. Each performance share represents the equivalent of one share of Common Stock. Performance shares vest in one-third increments on the last day of each of the three calendar years following the year in which they are granted. (For this purpose, the date of grant is the first day of the year in which the performance objectives are set.) Payment with respect to vested performance shares may be made only in certain circumstances relating to termination of employment or when the participant exercises stock options or the value of the participant's vested performance shares exceeds 500% of his or her target bonus for the year. Payment may be made in the form of cash or shares of Common Stock, as determined by the Committee. See "Executive Compensation - Option/Performance Share Grants in Last Fiscal Year."

      Normally, the value of each performance share is the current fair market value of a share of the Company's Common Stock. By making part of the pay of the Company's top executives take this form, the Committee has sought to give these officers further incentives to increase the value of the Company. Determination of performance share awards for fiscal 1997 was made at the same time as MIP awards were determined in January 1998. The average payment in the form of performance shares to executive officers was approximately 12.4% of salary in 1997. Mr. Woodring received 1,258 performance shares for 1997, which were valued at $49,696 based on the market value of the Common Stock on the date of grant.

      Profit Sharing Plan
      -------------------

      All employees of RGA Re who meet the eligibility requirements participate in the profit sharing plan. Awards represent a percentage of cash compensation based on the achievement by the Company of specified thresholds and targeted levels of growth in consolidated revenues and operating earnings per share. The targets and thresholds are the same as those established under the MIP. In addition to a guaranteed 2% match, participants in the Company's 401(k) plan are eligible to receive a discretionary match of up to 2% of compensation. In addition, all eligible employees are entitled to receive a profit sharing award ranging from 0% to 6% of compensation depending on whether the Company meets or exceeds its thresholds and targets, regardless of their 401(k) participation. A threshold of performance must be met before either the discretionary match or the profit sharing award can be made. The thresholds and targets for each year are established at the beginning of the year. A participant may elect to receive up to one-half of his profit sharing award in cash.

      In 1997, the Company exceeded its target for revenue growth, achieving a 29% increase over 1996. However, the Company did not meet its threshold earnings per share level, primarily due to the non-operating accident and health charge during the first quarter of 1997. The failure to achieve the earnings per share threshold resulted in a discretionary match of 1% and a profit sharing award of 3%. The discretionary match and profit sharing awards for executives who participate in the Flexible Stock Plan and the MIP are reduced by one-half. Mr. Woodring, who participates in such programs, received a profit sharing award of $6,575 for 1997, representing approximately 1.5% of his salary and cash bonus for the year.

      Flexible Stock Plan
      -------------------

      The Committee has granted stock options pursuant to the Company's Flexible Stock Plan, which was established in 1993. The exercise price of each option has been no less than the market price of the Common Stock on the date of grant. Options to purchase over 500,000 shares were awarded to more than 40 persons in 1993 in connection with the Company's initial public offering. Additional options were granted in 1994 and 1995 to approximately 15 persons. In December 1996, the Committee awarded 158,250 options to four executive officers in order to facilitate such officers' achievement of the Company's stock ownership guidelines.

      In October 1996, the Committee for the first time adopted annual stock option grant guidelines in order to help attract and retain key employees. Pursuant to these guidelines, in January 1997, the Committee approved the grant of options to purchase a total of 185,700 shares of Common Stock at an exercise price of $30 5/12 (the closing price of the Common Stock on the date of grant) to 23 key officers, including the Chairman and all of the Company's eleven salaried executive officers. The executive officers received options to purchase a total of 109,050 shares, including an option to purchase 24,600 shares granted to Mr. Woodring. The number of options granted was related to base compensation as of January 1, 1997, using a multiple ranging from 1.0 times to 2.5 times salary divided by the strike price of the options. The salary multiples correspond to summary data for 350 public companies obtained by the independent consulting firm the Company retained in 1996. The Committee used the range of multiples for CEOs as a benchmark in granting Mr. Woodring's option. The Committee also approved a three-year block grant of options to purchase 37,500 shares to the Chairman, Richard A. Liddy, based on his continuing leadership of the Company. (All share and price information is adjusted to give effect to the Company's three-for-two stock split in August 1997.) See "Executive Compensation - Option/Performance Share Grants in Last Fiscal Year."

      In accordance with the annual grant guidelines, the Committee granted a total of 138,437 options in January 1998, including 92,932 options granted to the Company's salaried executive officers. Mr. Woodring was awarded 21,329 options. The criteria for determining individual option grants were the same as those used in 1997. In addition, the Committee approved an award of 10,000 shares of restricted stock to Mr. Woodring. Such shares are not transferable for a period of ten years and will be forfeited in the event Mr. Woodring's employment is terminated during that period. This restricted stock award was intended to reflect Mr. Woodring's increasing level of responsibility for the Company and to provide an additional long-term incentive that is tied to the Company's performance.

      Stock options are intended to reflect management's involvement in the Company's performance and to encourage their continued contribution to the future of the Company. The Company views stock options as an important means of aligning the economic interests of management and stockholders.

      Executive Stock Ownership Guidelines
      ------------------------------------

      In order to further align the interests of the Company's management and its stockholders, the Committee adopted executive stock ownership guidelines in October 1996. Based upon the recommendation of the independent consulting firm, which obtained stock ownership information for 350 public companies, the Committee established specific guidelines for the top three tiers of management - the CEO (33,750 shares), Executive Vice Presidents (12,750 shares), and Senior Vice Presidents (5,625 shares) (as adjusted to give effect to the Company's three-for-two stock split in August 1997). Although the guidelines are not mandatory, they are intended to increase Company stock ownership by executive officers, which, in addition to stock options, provides the officers with a direct economic interest in the Company.

      To facilitate the executive stock ownership contemplated by the guidelines, the Committee in late 1996 approved a one-time program to enable top executives to convert the value of their vested options that were granted in 1993 into shares of the Company's Common Stock. The CEO and three other executives participated in this program during 1996.

      Following adoption of the stock ownership guidelines, the number of shares of Common Stock owned by the Company's executive officers has increased by approximately 34,500 shares.

      Section 162(m)
      --------------

      The Committee endeavors to maximize the deductibility of compensation under Section 162(m) of the Internal Revenue Code while maintaining competitive compensation. In 1996, the Company's Board of Directors and stockholders adopted amendments to the Flexible Stock Plan, Executive Performance Share Plan, and Management Incentive Plan in order to comply with
Section 162(m) with respect to certain awards.

                          The Compensation Committee

                          Bernard A. Edison, Chairman
         J. Cliff Eason             Stuart I. Greenbaum (since May 15, 1997)
         William A. Peck, M.D.      William P. Stiritz



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


      During 1997, the Compensation Committee was comprised of Mr. Edison (Chairman), Mr. Eason, Mr. Greenbaum (after May 15, 1997), Dr. Peck, and Mr. Stiritz, as well as Dennis F. Hardcastle (until May 15, 1997). None of such directors has been an officer or employee of the Company or any of its subsidiaries. Richard A. Liddy, who is Chairman of the Board, serves as a director (but not on the compensation committee) of Ralston Purina Company, of which Mr. Stiritz was an executive officer during 1997. Mr. Liddy is also a director and a member of the General Compensation Committee of Conning Corporation, of which Mr. Rubenstein is an executive officer. Mr. Rubenstein is a director of RGA, but does not serve on the Compensation Committee. Although Mr. Liddy is not paid any compensation by RGA, he holds options to purchase shares of RGA Common Stock. Stock option awards made to Mr. Liddy have been determined by the Company's Compensation Committee.

                            EXECUTIVE COMPENSATION

Summary Compensation

      The following table sets forth certain summary information concerning the compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company during 1997.


                                               SUMMARY COMPENSATION TABLE
                                                                                              Long Term
                                                                                            Compensation
                                                        Annual Compensation                    Awards
                                                      -----------------------                  ------

                                                                                             Securities
                                                                          Other Annual       Underlying     All Other
                                                Salary          Bonus       Compen-            Options    Compensation
Name and Principal Position              Year   ($)<F1>     ($)<F2><F3>    sation<F4>          (#)<F5>      ($)<F6>
---------------------------              ----   -------     -----------   ------------       ----------   ------------
A. Greig Woodring                        1997  $331,308        $194,407        $    -            24,600        $11,871
  President and Chief                    1996   291,600         229,594             -            57,339         11,054
  Executive Officer                      1995   239,538         199,495             -                 0         14,419

David B. Atkinson                        1997  $216,962        $106,311        $    -            13,200        $12,581
  Executive Vice President               1996   194,123         146,888             -            45,870          8,744
  and Chief Operating Officer            1995   160,392         129,094             -                 0          8,548

Jack B. Lay                              1997  $163,466        $ 78,909        $    -            10,200        $ 8,818
  Executive Vice President               1996   151,715          99,486             -                 0          7,456
  and Chief Financial Officer            1995   132,473          93,927             -            15,464          4,930

Andre St-Amour                           1997  $174,935        $125,950        $    -            10,800        $ 4,821
  President, RGA Life                    1996   164,025         126,179             -                 0          4,921
  Reinsurance Company of Canada          1995   149,139          74,570             -                 0          5,650

Graham Watson<F7>                        1997  $188,334        $278,071        $    -            12,150        $ 4,821
  Executive Vice President and           1996   150,174         303,666         177,842               0              0
  Chief Marketing Officer                1995       -               -               -               -              -

--------------------
<F1>  For Messrs. Woodring, Atkinson and Lay, includes any amounts deferred at the election of the executive officers under the RGA Re Executive Deferred Savings Plan. Messrs. St-Amour and Watson, as non-U.S. citizens, are not eligible to participate in such plan. Amounts for Mr. St-Amour include amounts deferred under the Retirement Plan of RGA Canada. Amount for 1996 for Mr. Watson also includes an adjustment of $11,424 that was paid in 1997 to reflect the cost of living difference between Australia and Canada.

<F2>  Includes for all named executive officers, cash bonuses earned for each year (including any bonuses deferred at the election of the executive officers) under the Management Incentive Plan, which totaled $115,958 for Mr. Woodring, $59,665 for Mr. Atkinson, $44,953 for Mr. Lay, $86,592 for Mr. St-Amour and $51,792 for Mr. Watson for 1997. Also includes amounts paid in cash or deferred at the officer's election each year under the RGA Re Profit Sharing Plan for Messrs. Woodring, Atkinson and Lay, which totaled $1,200 for 1997. Amounts shown for Mr. Watson for 1997 and 1996 also include (i) a Canadian production bonus of $193,510 and $183,360, respectively (see "-Other Employment Arrangements") and (ii) $9,227 and $4,681, respectively, paid in lieu of an award under the RGA Re Profit Sharing Plan, in which Mr. Watson is not eligible to participate (see Note 6). Amounts shown for Messrs. Woodring, Atkinson and Lay for 1997 also include discretionary bonuses of $27,553, $18,326 and $12,323, respectively, paid by General American Life Insurance Company at the time of an initial public offering of one of its subsidiaries to reflect such persons' contributions to General American's consolidated operations.

<F3>  Includes, in 1997, 1996, and 1995, the value of the following number of performance shares awarded in January 1998, 1997 and 1996, respectively, pursuant to the Executive Performance Share Plan based on the closing price of the Common Stock on the date of award: Mr. Woodring - 1,258, 2,247, and 4,311 performance shares; Mr. Atkinson - 687, 1,491 and 2,597 performance shares; Mr. Lay - 517, 1,004, and 1,989 performance shares; Mr. St-Amour - 996, 1,311, and 0 performance shares; and Mr. Watson - 596, 1,188, and 0 performance shares. For information regarding performance shares, see "Compensation Committee Report on Executive Compensation" and "-Option/Performance Share
      Grants in Last Fiscal Year."
                                    11

<F4>  Amount for 1996 for Mr. Watson represents personal benefits primarily related to his temporary assignment in Australia during 1996, including approximately $96,000 for housing expenses. Perquisites for each of the other named executive officers did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any year reported.

<F5>  See "-Option/Performance Share Grants in Last Fiscal Year."

<F6>  For Messrs. Woodring, Atkinson and Lay, amounts represent contributions made by RGA Re in 1997, 1996, and 1995 to the officers' accounts in the RGA Re Profit Sharing Plan and the RGA Re Augmented Benefit Plan. Amounts for Messrs. St-Amour and Watson represent contributions made to their accounts by RGA Canada under its Retirement Plan.

<F7>  Mr. Watson was not employed by the Company until April 1, 1996.  Mr.
      Watson is a principal of Intercedent Limited, which receives a portion of payments made by the Company to Intercedent Reinsurance Holdings Limited for certain marketing services. See "Certain Relationships and Related Transactions."


Option/Performance Share Grants in Last Fiscal Year

      The Company has a Flexible Stock Plan, which provides for the award of various types of benefits, including stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards, as well as cash awards. The Company also has an Executive Performance Share Plan that provides for the award of performance shares. The following table sets forth certain information concerning options and performance shares granted to the named executive officers pursuant to the Flexible Stock Plan and the Executive Performance Share Plan during 1997.


                                          OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                             Individual Grants
                               ---------------------------------------------                Potential Realizable Value
                                                 % of Total                                  at Assumed Annual Rates
                         Number of Securities   Options/SARs                               of Stock Price Appreciation
                              Underlying         Granted to   Exercise or                    for Option/SAR Term<F4>
                             Options/SARs       Employees in   Base Price   Expiration     ---------------------------
Name                     Granted (#)<F1><F2>     Fiscal Year   ($/Sh)<F3>      Date         5% ($)           10% ($)
----                     --------------------   ------------  -----------   ----------      ------           -------
A. Greig Woodring      24,600 options                13%        $30 5/12     1/1/2007      $470,570        $1,192,518
                        1,258 performance shares     12%           N/A          N/A        $ 81,006        $  128,988

David B. Atkinson      13,200 options                 7%        $30 5/12     1/1/2007      $252,501        $  639,888
                          687 performance shares      7%           N/A          N/A        $ 44,202        $   70,385

Jack B. Lay            10,200 options                 5%        $30 5/12     1/1/2007      $195,115        $  494,459
                          517 performance shares      5%           N/A          N/A        $ 33,264        $   52,968

Andre St-Amour         10,800 options                 6%        $30 5/12     1/1/2007      $206,592        $  523,544
                          996 performance shares     10%           N/A          N/A        $ 64,148        $  102,145

Graham Watson          12,150 options                 7%        $30 5/12     1/1/2007      $232,416        $  588,987
                          596 performance shares      6%           N/A          N/A        $ 38,347        $   61,062

--------------------
<F1>  The options become exercisable in 20% increments on each of January 1,
      1998, 1999, 2000, 2001, and 2002. Vesting will be accelerated upon the officer's death or disability and upon a change in control of the Company (as such terms are defined in the Flexible Stock Plan and option agreements). All stock option grants were approved in January 1997. The Company granted additional stock options to each of the named executive officers in January 1998, which options are not reflected in the table. See "Compensation Committee Report on Executive Compensation."

<F2>  Performance share grants shown were approved in January 1998, but are included as 1997 grants because they comprise a part of the officers' 1997 bonus. See "Compensation Committee Report on Executive Compensation." Each performance share represents the equivalent of one share of Common Stock. Payment with respect to vested performance shares is made in the form of cash or shares of Common Stock, as determined by the Compensation Committee: (i) 24 months after termination of employment; (ii) immediately upon termination of employment if termination is as a result of death, disability, or retirement or within six months of a change in control (as such terms are defined in the Executive Performance Share Plan); (iii) when the participant exercises stock options, at the participant's election; or
      (iv) after the last day of any calendar year in which the value of the participant's vested performance shares exceeds 500% of his target bonus payable with respect to that year under the MIP. Performance shares awarded to Messrs. Woodring, Atkinson and Lay vest in one-third increments on each of December 31, 1998, 1999 and 2000 and performance shares awarded to Messrs. St-Amour and Watson, who are Canadian citizens, vest in full on December 31, 2000.

<F3>  For stock options, amount represents the exercise price per share of
      Common Stock, which is the closing price of the Common Stock on the date of grant.

<F4>  The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Aggregated Option/Performance Share Exercises and Fiscal Year-End
Option/Performance Share Values

      The table below provides certain information for each of the named executive officers concerning exercises of stock options and performance shares during 1997 and the value of unexercised stock options and performance shares at December 31, 1997.

                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                FY-END OPTION/SAR VALUES

                                                                 Number of Securities              Value of Unexercised
                        Shares Acquired on      Value           Underlying Unexercised          in-the-Money Options/SARs
Name                       Exercise (#)      Realized($)     Options/SARs at 12/31/97<F1>            at 12/31/97<F2>
----                       ------------      -----------
                                                              Exercisable/Unexercisable         Exercisable/Unexercisable
                                                              -------------------------         -------------------------
A. Greig Woodring      0 options                  $0       3,217 / 143,072 options                 $77,946 / $2,481,228
                       0 performance shares       $0       8,252 / 2,963 performance shares       $351,226 / $126,113

David B. Atkinson      0 options                  $0       1,762 / 92,558 options                  $42,692 / $1,532,685
                       0 performance shares       $0       4,871 / 1,877 performance shares       $207,322 / $79,890

Jack B. Lay            0 options                  $0       6,186 / 19,478 options                 $149,884 / $348,685
                       0 performance shares       $0       3,737 / 1,345 performance shares       $159,056 / $57,247

Andre St-Amour         0 options                  $0      11,105 / 20,845 options                 $269,069 / $374,556
                       0 performance shares       $0           0 / 1,319 performance shares             $0 / $56,140

Graham Watson          0 options                  $0           0 / 12,150 options                       $0 / $147,568
                       0 performance shares       $0           0 / 1,195 performance shares             $0 / $50,862

--------------------
<F1>  The Company granted stock options and performance shares to each of the named executive officers in January 1998. These awards, which are not currently exercisable, are not reflected in the table. See "Compensation Committee Report on Executive Compensation." Although "exercisable," performance shares can be paid out only in certain limited circumstances. See "-Option/Performance Share Grants in Last Fiscal Year." Performance shares include dividend equivalent rights that are payable in performance shares and vest in proportion to the performance shares to which they relate. The number of performance shares has been rounded to the nearest whole share.

<F2>  In the case of stock options, amounts represent the difference between the December 31, 1997 closing price of the Company's Common Stock ($42 9/16) and the exercise price of the option, times the number of shares underlying the option. In the case of performance shares, amounts represent the December 31, 1997 closing price times the number of performance shares.

Retirement Plans

      Certain of the Company's employees participate in the General American Life Insurance Company Pension Plan and Trust (the "Pension Plan"), a qualified defined benefit plan which became a multiple employer plan as of June 1, 1993. Certain of the Company's employees also participate in the RGA Re Augmented Plan (the "RGA Augmented Plan"), a non-qualified defined benefit plan under which eligible employees are entitled to additional retirement benefits not paid under the Pension Plan due to Internal Revenue Code limits on the amount of benefits that may be paid under the Pension Plan. The Company also maintained, until January 1, 1994, an Executive Supplemental Retirement Plan (the "RGA Supplemental Plan"), a non-qualified defined benefit plan pursuant to which eligible executive officers are entitled to receive additional retirement benefits.

      The following table shows the maximum annual benefits payable upon retirement at age 65 for various remuneration and years of service combinations under the Pension Plan and the RGA Augmented Plan as of January 1, 1998.

                                          PENSION PLAN AND RGA AUGMENTED PLAN
                                                    Years of Service
                                                    ----------------
     Remuneration         5             10             15             20             25             30            35
     ------------         -             --             --             --             --             --            --
       $100,000        $ 7,488        $14,977       $ 22,465       $ 29,953       $ 37,442       $ 44,930      $ 53,799
        125,000          9,613         19,227         28,840         38,453         48,067         58,442        70,048
        150,000         11,738         23,477         35,215         46,953         58,692         72,369        86,297
        175,000         13,863         27,727         41,590         55,453         70,048         86,297       102,545
        200,000         15,988         31,977         47,965         63,953         81,654        100,224       118,794
        225,000         18,113         36,227         54,340         72,453         93,260        114,152       135,043
        250,000         20,238         40,477         60,715         81,654        104,867        128,079       151,292
        275,000         22,363         44,727         67,090         90,939        116,473        142,007       167,540
        300,000         24,488         48,977         73,465        100,224        128,079        155,934       183,789
        325,000         26,613         53,227         79,840        109,509        139,685        169,862       200,038
        350,000         28,738         57,477         86,297        118,794        151,292        183,789       216,287
        375,000         30,863         61,727         93,260        128,079        162,898        197,717       232,535
        400,000         32,988         65,977        100,224        137,364        174,504        211,644       248,784

      Messrs. Woodring, Atkinson and Lay participate in the Pension Plan and the RGA Augmented Plan and have been credited with the following years of service under such plans: Mr. Woodring, 18 years; Mr. Atkinson, 10 years; and Mr. Lay, 6 years. Remuneration under the Pension Plan and the RGA Augmented Plan is the highest average Benefit Salary for five consecutive years during the preceding 10 years, where "Benefit Salary" for a given year means an officer's base salary for such year plus the average bonus awarded such officer under the RGA Management Incentive Plan for the preceding three years. The current remuneration covered by the plans for each of the participating named executives is: for Mr. Woodring, $324,449; for Mr. Atkinson, $213,895; and for Mr. Lay, $161,463. Messrs. St-Amour and Watson, as non-U.S. citizens, are not eligible to participate in the Pension Plan or the RGA Augmented Plan. Mr. St-Amour and Mr. Watson participate in pension plans sponsored by the governments of Quebec and Canada, respectively.

      The following table shows the annual benefits payable upon retirement at age 65 for various remuneration and years of service combinations under the RGA Supplemental Plan as of January 1, 1998.

                   RGA SUPPLEMENTAL PLAN
                                    Years of Service
                                    ----------------
Remuneration                   5                      10
------------                   -                      --
$100,000                    $10,000                 $20,000
 125,000                     12,500                  25,000
 150,000                     15,000                  30,000
 175,000                     17,500                  35,000
 200,000                     20,000                  40,000
 225,000                     22,500                  45,000
 250,000                     25,000                  50,000
 275,000                     27,500                  55,000

      Benefits under the RGA Supplemental Plan were frozen as of January 1, 1994. At such time, the participating named executive officers had been credited with the following years of service under the plan: Mr. Woodring, 8 years; and Mr. Atkinson, 3 years. The maximum years of service that may be accrued under the plan is 10. Remuneration under the RGA Supplemental Plan was the highest average Benefit Salary for three consecutive years during the preceding five years. Remuneration covered by the plan is $229,492 for Mr. Woodring and $145,407 for Mr. Atkinson.

      Combined retirement benefits under the Pension Plan and the RGA Augmented Plan are payable at age 65 in a single life annuity using an "excess plan" formula as generally described in Section 401(l) of the Internal Revenue Code of 1986. Certain plan participants are eligible to receive benefits calculated using a minimum benefit formula that provides for a direct offset of a portion of the applicable Social Security Primary Insurance Amount.

      Retirement benefits under the RGA Supplemental Plan are payable at age 65 in the form of a 15 years certain and life annuity, with no direct or indirect integration with Social Security benefits.

      Payment of the specified retirement benefits under all three plans is contingent upon continuation of the plans in their present form until the employee retires.


Other Employment Arrangements

      None of the Company's executive officers is subject to a written employment agreement, except for Mr. St-Amour. Mr. St-Amour is employed as the President and Chief Operating Officer of RGA Canada pursuant to an employment agreement dated April 6, 1992. The agreement provides, among other things, that Mr. St-Amour will receive minimum gross compensation of $162,500 (Canadian), adjusted annually based on the Consumer Price Index. If RGA Canada terminates Mr. St-Amour's employment without cause, he will be entitled to receive severance of twelve months' gross compensation. Mr. St-Amour is also subject to certain confidentiality and non-solicitation provisions, which survive for two years and one year, respectively, following termination of the agreement.

      The Company has agreed to pay Mr. Watson a production bonus equal to
2.5 cents per $1,000 of new business generated through the Company's Canadian subsidiaries. Pursuant to a marketing agreement, the bonus was originally paid to Intercedent Limited, a consulting firm with which Mr. Watson was employed. Mr. Watson became an employee of a subsidiary of the Company on April 1, 1996 and the Canadian production bonus has been paid directly to Mr. Watson since that time. See "Certain Relationships and Related Transactions."

      Mr. Woodring serves on the General American cabinet as an advisor to General American's top management and, as such, participates in the General American Long-Term Incentive Plan. Mr. Woodring is eligible to receive cash incentive awards pursuant to this plan based on General American's achievement of certain consolidated performance targets over three-year periods. The amount of incentive payments, if any, represents a percentage of Mr. Woodring's RGA salary at the beginning of the relevant period. The percentage varies depending on the extent to which General American's performance targets are met or exceeded. Payment of one-third of any awards will be deferred under the General American Executive Deferred Savings Plan until Mr. Woodring's retirement at age 65. Amounts deferred are subject to a five-year vesting schedule and certain other conditions. The first three-year period ended December 31, 1997, as a result of which Mr. Woodring received an incentive award of $24,339 (one-third of which was deferred) during the first quarter of 1998. All payments under the plan are made by General American.

                               PERFORMANCE GRAPH

      Set forth below is a graph for the period beginning May 4, 1993 (the date the Company's Common Stock began trading on the New York Stock Exchange) and ending December 31, 1997, comparing the cumulative total return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance (Life/Health) Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock, and are not intended to forecast or be indicative of future performance of the Common Stock. All information regarding the Company's Common Stock has been adjusted to give effect to the Company's three-for-two stock split in August 1997.

                                    COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN<F*>
                          AMONG REINSURANCE GROUP OF AMERICA, INCORPORATED, THE S & P 500 INDEX
                                       AND THE S & P INSURANCE (LIFE/HEALTH) INDEX



                                                         [GRAPH]


                                                5/4/93        12/93         12/94         12/95         12/96         12/97
                                       ---------------------------------------------------------------------------------------
Reinsurance Group of America, Incorporated       $100          $107          $ 96          $144          $187          $255
------------------------------------------------------------------------------------------------------------------------------
S & P 500                                        $100          $108          $110          $151          $185          $247
------------------------------------------------------------------------------------------------------------------------------
S & P Insurance (Life/Health)                    $100          $ 96          $ 79          $114          $139          $174

<F*>  $100 INVESTED ON 5/04/93 IN STOCK OR ON 4/30/93
      IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING DECEMBER 31.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company was incorporated in December 1992, at which time it was owned 100% by General American. In May 1993, the Company completed an initial public offering of its Common Stock (the "IPO"). General American retains beneficial ownership of approximately 63.8% of the Company's Common Stock.

      RGA was organized as a Missouri corporation in 1992 to serve as a holding company for reinsurance operations formerly conducted by General American through its reinsurance division. RGA Re and its predecessor, the reinsurance division of General American, have been engaged in the business of life reinsurance since 1973. Initially, all reinsurance agreements were with General American, which retroceded to RGA Re in 1993 all of its U.S. life reinsurance pursuant to a written agreement (the "General American Retrocession Agreement"). Since the IPO, the majority of all reinsurance agreements between General American and the underlying ceding companies have been transferred to RGA Re. Additionally, RGA Re has established its own client base and assumes reinsurance directly.

      The Company beneficially owns 100% of RGA Life Reinsurance Company of Canada ("RGA Canada"). RGA Canada directly reinsures or administers all of the Company's Canadian reinsurance business. Amounts in excess of RGA Canada's retention limit are retroceded to General American pursuant to a retrocession agreement and then retroceded by General American to RGA Re.

      General American and RGA Re entered into a marketing agreement effective January 1, 1993 whereby General American agreed to amend and terminate its assumed and retrocession reinsurance agreements only at RGA Re's direction, thus giving RGA Re the contractual right to direct future changes to existing reinsurance agreements. Under the terms of the marketing agreement, General American further agreed to enter into additional reinsurance agreements as a reinsurer only at RGA Re's direction. In consideration of its services under the marketing agreement and in recognition of its continuing liability under the reinsurance agreements retroceded to RGA Re pursuant to the General American Retrocession Agreement, General American charges RGA Re an annual amount, payable in quarterly installments, equal to 0.25% of specified policy-related liabilities that are associated with existing and future treaties written by General American for the benefit of RGA Re. The specified policy-related liabilities on which the marketing fee is based consist of gross reserves for reinsurance assumed by General American plus gross policy and contract claim liabilities related thereto, less (i) reserve credits taken for reinsurance retroceded, (ii) the reinsurance-retroceded component of policy and contract claims, and (iii) total policy loans outstanding for reinsurance assumed by General American, as such items are reflected on the statutory financial statements. The marketing agreement expires on January 1, 2000. RGA Re may, at its sole option, terminate the marketing agreement at any time. The Company paid General American approximately $157,000 for its services under the marketing agreement in 1997.

      General American entered into a tax allocation agreement with RGA Re in October 1992, a tax allocation agreement with RGA in January 1993, and a tax sharing agreement with RGA and RGA Re in January 1993. The tax allocation agreements, among other things, generally provide that the tax liability of the General American federal consolidated tax return group, during the period that RGA or RGA Re were members of that group, will be allocated among the members of the group in proportion to their separately calculated tax liability. The agreements also provide that any savings resulting from the tax benefits of a particular member will be paid to that member, rather than accruing to the benefit of the other members. The tax sharing agreement, among other things, requires that certain payments be made between RGA or RGA Re and General American in the event there is a change in pre-IPO tax liabilities of RGA or RGA Re and provides that General American may settle any number of individual proposed adjustments in an amount less than or equal to $50,000 without the consent of the other party. In addition, under the tax sharing agreement, General American indemnifies RGA and RGA Re against any tax liabilities of the

General American federal consolidated tax return group that are not attributable to either RGA or RGA Re; and RGA and RGA Re will indemnify General American against any tax liabilities of RGA or RGA Re.

      Under two administrative services agreements dated as of January 1, 1993, General American has agreed to provide RGA and RGA Re, at their request, certain management and administrative services, such as legal, treasury, employee benefit, payroll and personnel services. RGA and RGA Re pay General American a monthly fee based on General American's actual cost, computed in accordance with General American's current cost accounting system. Each agreement is terminable by either party on 90 days' written notice. General American has agreed to provide similar services to RGA Canada pursuant to a management agreement effective January 1, 1993. The cost of services provided by General American under these agreements in 1997 was approximately $1,837,000.

      Under separate investment advisory agreements, Conning Asset Management Company ("Conning"), a majority-owned subsidiary of General American, manages certain investment portfolios of RGA, RGA Re, RGA Canada, RGA Australian Holdings PTY, Limited and RGA Reinsurance Company (Barbados) Ltd. and services commercial mortgages on behalf of RGA Re. Each of the investment advisory agreements is terminable by either party on 90 days' written notice. For its services, Conning receives an annual fee of 0.09% of the average quarterly book value of the portfolios managed and 0.22% of mortgage loans serviced. This fee is payable quarterly in arrears. The Company made payments to Conning of approximately $1,701,000 for such investment advisory services in 1997. As part of its investment advisory services, Conning also originates commercial mortgages on behalf of RGA Re. Conning generally receives a fee associated with the origination of such loans in the amount of 1% of the loan balance, which is paid by the borrower. During 1997, Conning originated approximately $78,013,000 of mortgage loans on behalf of RGA Re. Separate from the investment advisory agreements, Conning manages a series of private investment funds in which RGA has invested from time to time.
Conning receives a management fee and a specified percentage of the funds' net gains, which are paid by the funds. RGA's investments in such funds totaled approximately $1,402,000 as of December 31, 1997.

      The Company conducts its business primarily from premises leased by RGA Re from General American. RGA Re made rental payments to General American principally for office space of approximately $1,599,000 in 1997.

      The Company has direct policies and reinsurance agreements with General American and certain of its subsidiaries. These agreements are terminable by either party on 90 days' written notice with respect to new business only. The Company received gross premiums pursuant to these agreements of approximately $32,146,000 in 1997. The stable value products reinsured by the Company are also General American products. Deposits from stable value products totaled approximately $483,000,000 in 1997. In addition, the Company entered into annuity reinsurance transactions during 1997 with Cova Financial Services Life Insurance Company, a subsidiary of General American. Deposits related to this business were approximately $124,000,000 as of December 31, 1997.


      Pursuant to a marketing agreement, the Company utilizes the services of Intercedent Reinsurance Holdings Limited and its predecessor ("Intercedent Reinsurance") to conduct certain marketing-related services in particular geographic regions. Graham Watson, an executive officer of the Company and an officer and director of certain of the Company's subsidiaries, is Chairman of and has an approximate 75% equity interest in Intercedent Limited, which owns 50% of the common stock of Intercedent Reinsurance. Intercedent Limited is entitled to receive up to 50% of Intercedent Reinsurance's revenues relating to business generated on behalf of RGA. The Company paid the predecessor of Intercedent Reinsurance approximately $234,000 during 1997 pursuant to this agreement. The agreement was terminated with respect to new business effective December 31, 1996, although the Company continues to pay for certain business generated prior to such date. In addition, prior to April 1, 1996, the Company paid Intercedent

Limited a production bonus based on business generated through its Canadian subsidiaries. Since April 1, 1996, this bonus has been paid directly to Mr. Watson. See "Executive Compensation."


      General American, RGA, and RGA Re are parties to a stockholders' agreement with the minority stockholders of Fairfield Management Group, Inc. ("Fairfield"), a subsidiary of RGA Re. The stockholders' agreement provides, among other things, that the minority stockholders (who collectively own 4,900 shares of Fairfield) have the right, at any time after December 31, 1997, to put all of their shares in Fairfield to RGA at the greater of $504.40 per share or the then current adjusted book value per share of Fairfield (the "Modified Book Value Price"), or to convert all of their shares into Common Stock of RGA at a conversion ratio based on the aforementioned price and the then-current value of RGA Common Stock, provided that such conversion shall not reduce General American's ownership interest in RGA below 51%. The minority stockholders notified the Company of the exercise of their put options effective January 1, 1998. As a result, in December 1997, the Company established a reserve of approximately $3,000,000 against the intangible asset that will arise related to the excess of purchase price over the fair value of assets acquired for this put option.
In January 1998, the Company paid the minority holders $2,471,560 and anticipates making an additional payment during the second quarter of 1998 when the Modified Book Value Price is determined.

 ITEM 2 AND ITEM 3 - AMENDMENTS OF RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM FIFTY MILLION
                           TO SEVENTY-FIVE MILLION
                  AND TO AUTHORIZE TWENTY MILLION SHARES
                         OF NON-VOTING COMMON STOCK

      The second and third items to be acted upon at the Annual Meeting are amendments (the "Amendments") to Article Three of the Restated Articles of Incorporation of the Company. Approval of each of these Items requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. A vote against either proposal gives rise to no rights on the part of the stockholder casting such vote.

GENERAL

      The Board of Directors has determined that it is advisable to amend Article Three of the Company's Restated Articles of Incorporation. The first Amendment (Item 2) would increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000. The second Amendment (Item 3) would authorize a new class of non-voting common stock to be designated "Non-Voting Common Stock" (the "Non-Voting Common Stock") consisting of 20,000,000 shares having a par value of $0.01 per share and having no voting rights except on certain limited matters required by law. The Board, at a meeting held April 22, 1998, voted to recommend that the stockholders adopt the Amendments. The Non-Voting Common Stock will have dividend and distribution rights and rights on dissolution of the Company that are identical to those of the Company's Common Stock.

      The Board of Directors believes that the Amendments are in the best interests of the Company and its stockholders. Before voting on the proposals to approve the Amendments, however, stockholders are urged to read carefully the following sections of this Proxy Statement, which further describe the Amendments and their purposes.

     If the Amendments are approved by the stockholders of the Company, the Board of Directors intends to prepare and file Articles of Amendment to the Restated Articles of Incorporation of the Company in accordance with the Amendments, which will become effective immediately upon acceptance of the filing by the Secretary of State of Missouri.

     The full text of Article Three as proposed to be amended by both Item 2 and
Item 3 is set forth as Exhibit A to this Proxy Statement and is incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Exhibit A.

REASONS FOR THE AMENDMENTS

      The Board of Directors believes that the authorization of additional shares of Common Stock and Non-Voting Common Stock will provide flexibility in meeting future capital needs of the Company, whether as a result of internally generated growth of the Company and its present subsidiaries, or as a result of external growth through mergers and acquisitions. The issuance of Non-Voting Common Stock for any such purpose would not dilute the voting power of the Company's existing stockholders, including its principal beneficial stockholder, General American. The newly authorized shares of Common Stock and Non-Voting Common Stock will be available for possible use in connection with future financings, investment opportunities, mergers and acquisitions, employee benefit or dividend reinvestment plan distributions, other distributions such as stock dividends or stock splits, or for other corporate purposes.

      General American, which currently beneficially owns approximately 63.8% of the outstanding Common Stock, has an interest in the adoption of the Amendments because the issuance of Non-Voting Common Stock instead of Common Stock would preserve its voting control over the Company.


      The Company does not currently have any definite plans or commitments that would require the issuance of any of the additional shares of Common Stock to be authorized by the Amendments, but desires to place itself in a position to do so if and when future opportunities arise and market conditions warrant. The Company does presently intend, however, to file a registration statement in the near future with the U.S. Securities and Exchange Commission to facilitate an underwritten public offering of shares of Non-Voting Common Stock to raise gross proceeds of approximately $250,000,000. If the Company files such registration statement and completes such a public offering, the Company's intention is to use the net proceeds from such sale of Non-Voting Common Stock for general corporate purposes. Any such offering of the Non-Voting Common Stock would be made only by means of a prospectus, and would be subject to the registration statement becoming effective, compliance with applicable state securities laws and favorable market conditions. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Non-Voting Common Stock.


      The newly authorized shares of Common Stock, which will be identical to the shares of Common Stock currently authorized, and the Non-Voting Common Stock, a description of which is set forth below, may be issued for such consideration as the Board of Directors may authorize from time to time, subject to any required regulatory approvals, but without further action by the stockholders unless specifically required by applicable law or New York Stock Exchange rules. In connection with any issue and sale of any such shares, the number of shares to be issued and sold and the terms upon which they may be issued and sold will necessarily be determined by conditions existing at the time of such issue and sale. Stockholders of the Company do not have the preemptive right to subscribe on a pro-rata basis to any future issuance of shares of any class.


      As of March 31, 1998, there were 25,228,480 shares of Common Stock issued and outstanding, 960,714 shares of Common Stock were granted under stock option plans and employee benefit plans, and 360,034 shares of Common Stock were available for additional awards under such plans.


DESCRIPTION OF THE NON-VOTING COMMON STOCK

      Under the Amendment submitted to stockholders as Item 3, a new class of common stock to be designated as Non-Voting Common Stock will be created.
The rights, powers and limitations of the Common Stock and the Non-Voting Common Stock are set forth in full in Article Three of the Company's Restated Articles of Incorporation, as proposed to be amended.

      VOTING


      On matters brought before the stockholders of the Company, each holder of Common Stock will continue to be entitled to one vote for each share of Common Stock held. The Non-Voting Common Stock will not entitle the holder
thereof to any votes except as otherwise required by law.   The Non-Voting
Common Stock is, however, convertible into voting Common Stock under certain circumstances described below. Subject to such possible conversion under the circumstances described below, the Amendment will not affect the relative voting power of the holders of the Common Stock. Under the General and Business Corporation Law of Missouri, as currently in effect, holders of Non-Voting Common Stock will be entitled to vote as a class upon a proposed amendment to the Company's Restated Articles of Incorporation if the amendment would: (i) increase or decrease the aggregate number of authorized shares of the Non-Voting Common Stock; (ii) increase or decrease the par value of the Non-Voting Common Stock; (iii) create a new class of shares having rights and preferences prior or superior to the Non-Voting Common Stock; (iv) increase the rights and preferences or the number of authorized shares of any class having rights and preferences prior or superior to the Non-Voting Common Stock; or (v) alter or change the powers, preferences, or special rights of the Non-Voting Common Stock so as to affect the Non-Voting Common Stock adversely. A merger or consolidation involving the Company, in and of itself, is not deemed to involve a proposed amendment to the Restated Articles of Incorporation for these purposes.

      DIVIDENDS AND OTHER DISTRIBUTIONS

      Each share of Common Stock and Non-Voting Common Stock will be equal in respect to dividends and other distributions in cash, property, or shares of stock of the Company (including distributions in connection with any recapitalization), except as described below. The declaration of any payment of cash dividends is solely within the discretion of the Board of Directors, and there can be no assurance that such dividends will be declared and paid with any regularity. Dividends or other distributions payable in shares of the Company shall be made to all holders of Common Stock and Non-Voting Common
Stock and shall be made only (i) in shares of Non-Voting Common Stock to the holders of Common Stock and to the holders of Non-Voting Common Stock, (ii) in shares of Common Stock to the holders of Common Stock and in shares of Non-Voting Common Stock to the holders of Non-Voting Common Stock, or (iii) in any other authorized class or series of capital stock to the holders of both classes of common stock, regardless of the fair market value of such shares received in payment of such dividend or other distribution. In addition, dividends or other distributions payable on the Common Stock and Non-Voting Common Stock in convertible securities or securities giving the holder a right to acquire shares of Common Stock or Non-Voting Common Stock ("Options"), other than rights issued pursuant to shareholder rights plans of the type entitling holders of rights other than an "acquiring person" to purchase shares or other securities at a below-market price if certain events occur (which rights may be distributed as a dividend pursuant to such a plan upon shares of either class of Common Stock or Non-Voting Common Stock without a corresponding dividend distribution upon shares of the other), shall be made to all holders of Common Stock and Non-Voting Common Stock and may be made (1) in securities convertible into Common Stock or Options to acquire Common Stock to the record holders of Common Stock and to record holders of Non-Voting Common Stock, or (2) in securities convertible into Common Stock or Options to acquire Common Stock to the record holders of Common Stock and in securities convertible into Non-Voting Common Stock and Options to acquire Non-Voting Common Stock to the record holders of the Non-Voting Common Stock. In no event will either Common Stock or Non-Voting Common Stock be split, subdivided or combined unless the other is proportionately split, subdivided or combined.


      CONVERSION OF NON-VOTING COMMON STOCK

      Except as described below, the Non-Voting Common Stock will not be convertible into Common Stock or any other security of the Company.

      The Non-Voting Common Stock will be automatically converted into Common Stock on a share-for-share basis if, as a result of the existence of the Non-Voting Common Stock, the Common Stock or the Non-Voting Common Stock or both becomes excluded from trading on all principal national securities exchanges and also is excluded from quotation on The Nasdaq Stock Market's National Market or any other comparable national quotation system then in use. In addition, if at any time the number of outstanding shares of Common Stock as reflected on the stock transfer books of the Company falls below 10% of the aggregate number of outstanding shares of Common Stock and Non-Voting Common Stock, then all the outstanding shares of Non-Voting Common Stock will be automatically converted into shares of Common Stock, on a share-for-share basis. For purposes of the immediately preceding sentence, any shares of Common Stock or Non-Voting Common Stock repurchased by the Company shall no longer be deemed "outstanding" from and after the date of repurchase.

      In the event of any such conversion of the Non-Voting Common Stock, certificates that formerly represented outstanding shares of Non-Voting
Common Stock will thereafter be deemed to represent a like number of shares of Common Stock, and all shares of Common Stock and Non-Voting Common Stock authorized by the Company's Restated Articles of Incorporation, as proposed to be amended, will be deemed to be shares of Common Stock.

      BUSINESS COMBINATIONS; DISSOLUTION


      In the event of a merger, consolidation, combination or similar transactions of the Company with another entity (whether or not the Company is the surviving entity) or in the event of a liquidation, dissolution or winding up of the Company, the holders of Non-Voting Common Stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of Common Stock in that transaction. Any common stock, however, that holders of Non-Voting Common Stock become entitled to receive in any merger, consolidation, combination or similar transaction may have terms substantially similar to the terms of the Non-Voting Common Stock itself. Thus the surviving entity in any such transaction could have a dual-class capital structure like that of the Company under the Amendments and could upon the consummation of the merger or consolidation give voting shares to the holders of Common Stock and non-voting shares to the holders of Non-Voting Common Stock.


      NON-VOTING COMMON STOCK PROTECTION

      The terms of the Non-Voting Common Stock have been designed with the intention of reducing the possibility that the holders of Non-Voting Common Stock could be treated unfairly in the event that a person attempts to acquire control of or to take over the Company. The Amendment authorizing the creation of the Non-Voting Common Stock (Item 3) accordingly includes a two-pronged "Non-Voting Common Stock Protection" provision, which provision may also have an anti-takeover effect.


      The first prong of the Non-Voting Common Stock Protection provision seeks to prevent a person who has crossed a certain ownership threshold from gaining control of the Company by acquiring Common Stock without buying Non-Voting Common Stock. Anyone who acquires, or is deemed to acquire, beneficial ownership of more than 15% of the outstanding Common Stock after May 27, 1998 (the "Effective Date") and does not acquire a percentage of the Non-Voting Common Stock outstanding at least equal to the percentage of Common Stock that the person acquired above the 15% threshold will not be allowed to vote the Common Stock acquired in excess of the 15% level. For example, if a person acquires 20% of the outstanding Common Stock after the Effective Date but acquires no Non-Voting Common Stock, that person would be unable to vote the 5% of the Common Stock acquired in excess of the 15% threshold. The inability of the person to vote the excess Common Stock will continue under the Company's Restated Articles of Incorporation until such time as a sufficient number of shares of Non-Voting Common Stock have been acquired by the person that the requirements of the Non-Voting Common Stock Protection provision have been satisfied.

      The second prong of the Non-Voting Common Stock Protection provision is an "Equitable Price" requirement. It is intended to prevent a person seeking to acquire control of the Company from paying a discounted price for the Non-Voting Common Stock required to be purchased by the acquiring person under the first prong of the Non-Voting Common Stock Protection provision.
The Amendment authorizing the Non-Voting Common Stock provides that an equitable price has been paid for shares of Non-Voting Common Stock only when they have been acquired at a price at least equal to the greater of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the acquiring person, in cash or in non-cash consideration, for any Common Stock acquired within the 60-day periods preceding and following the acquisition of the Non-Voting Common Stock, or
(ii) the highest closing market sale price of a share of Common Stock during the 30-day period preceding the acquisition of the Non-Voting Common Stock.
The value of any non-cash consideration
will be determined by the Board of Directors of the Company acting in good faith. The highest closing market sale price of a share of Common Stock will be the highest closing sale price on the Composite Tape for the New York Stock Exchange-Listed Stocks or such other securities exchange or other quotation system then constituting the principal trading market for either the Common Stock or the Non-Voting Common Stock. In the event that no quotations are available, the highest closing market sale price will be the fair market value of a share of Common Stock during such 30-day period as determined by the Board of Directors of the Company acting in good faith. As a practical matter, a person seeking to acquire control of the Company would have to buy the Common Stock and Non-Voting Common Stock at virtually the same time and at the same price, as might occur in a tender offer, in order to ensure that the acquiring person would be able to vote the Common Stock acquired in excess of the 15% threshold.


      The Non-Voting Common Stock Protection provision does not prevent any person or group from acquiring a significant or controlling interest in the Company, provided such person or group complies with the Non-Voting Common Stock Protection provisions or incurs suspension of the voting rights of excess shares of Common Stock acquired as provided by the Non-Voting Common Stock Protection feature. The Non-Voting Common Stock Protection provision could make an acquisition of a significant or controlling interest in the Company more expensive than if such requirement did not exist. Consequently, a person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement.


      Under the Non-Voting Common Stock Protection provision, an acquisition of Common Stock would be deemed to include any shares that a person acquires directly or indirectly, in one transaction or a series of transactions, or with respect to which that person acts or agrees to act in concert with any other person. Unless there are affirmative attributes of concerted action, however, "acting or agreeing to act in concert with any other person" will not include actions taken or agreed to be taken by persons acting in their official capacities as directors or officers of the Company or actions by persons merely because they are related by blood or marriage. Also, an acquisition of Common Stock will not be deemed to include (i) shares acquired pursuant to contracts existing prior to the Effective Date; (ii) shares acquired by bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for purposes of circumventing the Non-Voting Common Stock Protection provision; (iii) shares acquired upon issuance or sale by the Company; (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing any person, including the Company, or reincorporating any person, including the Company, in another jurisdiction, but excluding a merger or consolidation for the purpose of acquiring another person); and (v) shares acquired by a plan of the Company qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or acquired by reason of a distribution from such a plan. Thus, for example, the exercise of options that were granted under any stock option plan of the Company prior to the Effective Date would not be considered acquisitions for purposes of the Non-Voting Common Stock Protection provision because the exercise would be pursuant to a preexisting contract.

      The Non-Voting Common Stock Protection provision will not apply to (i) any increase in a holder's percentage ownership of Common Stock resulting solely from a change in the total number of shares of Common Stock outstanding as the result of a repurchase of Common Stock by the Company since the last date on which that holder acquired Common Stock or (ii) transfers of Common Stock from General American Mutual Holding Company, the ultimate parent of General American ("GAMHC"), or any direct or indirect subsidiary of GAMHC, to GAMHC, or any direct or indirect subsidiary of GAMHC. The Non-Voting Common Stock Protection provision also provides that to the extent that the voting power of any shares of Common Stock cannot be exercised pursuant to the provision, those shares of Common Stock will not be included in the determination of the voting power of the Company for any purposes under the Company's Restated Articles of Incorporation, as proposed to be amended, or under the Missouri General and Business Corporation Law.

      TRANSFERABILITY; TRADING MARKET

      Like the existing Common Stock, the Non-Voting Common Stock will be freely transferable, and except for federal and state securities law restrictions on directors, officers and other affiliates of the Company and on persons holding "restricted" stock, Company stockholders will not be restricted in their ability to sell or transfer shares of Non-Voting Common Stock. In the event that shares of Non-Voting Common Stock are issued in the future, it is expected that such shares, like the shares of Common Stock, would be listed for trading on the New York Stock Exchange, if eligible therefor.

      POSSIBLE DILUTION


      It is possible that the Common Stock would trade at a premium compared to the Non-Voting Common Stock. The Board of Directors has included certain Non-Voting Stock Protection features in the Amendments which may help to reduce or eliminate the economic reasons for the Common Stock to trade at a premium compared to the Non-Voting Common Stock, although no assurance can be given in this regard. If the Common Stock were to trade at a premium to the Non-Voting Common Stock, any issuances of Non-Voting Common Stock, instead of Common Stock, in connection with a public or private offering, an acquisition or other transaction could have a greater dilutive effect on stockholders because such an acquisition or transaction would require more shares to deliver the same aggregate value. To minimize dilution of voting power to existing stockholders, the Company may be more likely to issue shares of Non-Voting Common Stock than Common Stock in the future to raise equity, finance acquisitions or fund employee benefit plans.


      ISSUANCES AND REPURCHASES OF STOCK

      The Amendments expressly permit the Board of Directors to authorize the Company to issue and sell all or any part of any class of stock herein or hereafter authorized, from time to time, and at such time or times, in such amounts and manner to such persons, firms, associations or corporations, and for such consideration, whether in cash, property or otherwise, as the Board of Directors from time to time, in its discretion, determines whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

      The Amendments also expressly permit the Board of Directors to authorize the Company to purchase from time to time shares of any one class or any combination of classes without regard to differences among them in price and other terms under which such shares may be purchased. The Board of Directors, therefore, could authorize the Company to purchase Common Stock even if the consideration which would be paid by purchasing Non-Voting Common Stock would be less.

      PREEMPTIVE RIGHTS

      Neither the Common Stock nor the Non-Voting Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of any class of the Company's stock or any other securities convertible into shares of any class of the Company's stock.

POSSIBLE ANTI-TAKEOVER EFFECT OF AMENDMENTS

      The Amendments are being proposed by the Board of Directors for reasons other than as an "anti-takeover" device, and, especially in light of the fact that a majority (presently 63.8%) of the shares of the outstanding Common Stock are beneficially owned by General American, the Amendments are not part of a plan by the Company's Board of Directors to propose a series of new anti-takeover measures. Item 3 is, however, designed to facilitate the raising of equity capital without diluting the voting power of existing stockholders, including General American.

      Under present circumstances, General American has the ability to disapprove and the ability to substantially influence any acquisition of the Company in a transaction involving a merger, consolidation or sale of assets because of the voting power of the shares of Common Stock held by it.
Virtually all corporate acquisitions take one of these three forms except acquisitions in the form of a tender offer to buy shares directly from the stockholders, a transaction that would not be likely in the case of the Company because, unless General American would tender its shares, the acquiror could not obtain voting control through the tender offer. The Amendments will neither change the fact that General American has sufficient voting power to disapprove or substantially influence the approval of a merger, consolidation or sale of assets of the Company, nor will the Amendments immediately give General American any greater voting control. By allowing the Company to issue a substantial number of shares of Non-Voting Common Stock without causing a loss of the voting rights of the holders of Common Stock, the Amendments may, however, continue to make the Company a less attractive target for a takeover bid than it otherwise may have been, or continue to render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest or the removal of incumbent directors or management, even if such actions were favored by the stockholders of the Company other than General American.


      The Company currently has in place certain provisions that may have an anti-takeover effect. The Company's Restated Articles of Incorporation include provisions which provide, among other things, (i) for a classified board of directors, (ii) for the denial of cumulative voting rights, (iii) that directors may be removed by stockholders only for cause and only by the affirmative vote of the holders of at least 85% of all of the then outstanding shares of the Company's stock then entitled to vote generally in the election of directors, and (iv) that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board of Directors or the President of the Company.

      The Company has established a Shareholder Rights Plan, as amended (the "Rights Plan"), pursuant to which the Board of Directors declared and paid a dividend of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock. Each Right, when exercisable, generally entitles the registered holder to purchase from RGA one one-hundred and fiftieth (as adjusted for the Company's three-for-two stock split in August 1997) of a share of Series A Junior Participating Preferred Stock, $.01 par value, at a price of $130 per one one-hundred and fiftieth of a share, subject to certain adjustments set forth in the Rights Plan. The Rights trade automatically with shares of the Common Stock. The Rights become exercisable only under certain circumstances and are designed to protect the interests of the Company and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with the Company's Board of Directors prior to attempting a takeover and to give the Board of Directors leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may deter certain takeover proposals. The Board of Directors has amended the Rights Plan to provide that rights substantially similar to the Rights will trade automatically with shares of Non-Voting Common Stock in the event that any such shares are issued by the Company.

PREFERRED STOCK

      The authorized preferred stock of Company is available for issuance from time to time at the discretion of the Board of Directors of Company without stockholder approval. The Board of Directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the dividend rate, and the voting rights, conversion privileges, redemption and liquidation rights, if any, and any other rights, preferences, and limitations of the particular series. Depending upon the rights of such preferred stock, the issuance of preferred stock could have an adverse effect on holders of Common Stock and Non-Voting Common Stock by delaying or preventing a change of control of the

Company, making removal of the present management of Company more difficult, or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. Except as otherwise contemplated by the Rights Plan described above, the Company presently has no intention to issue any shares of preferred stock.


STOCKHOLDER INFORMATION

      The Company will deliver to the holders of Non-Voting Common Stock the same proxy statements, annual reports, and other information and reports that it delivers to the holders of Common Stock.

BOARD RECOMMENDATION

      The Board of Directors believes the Amendments will be in the best interests of the stockholders and, accordingly, recommends a vote FOR the Amendments, which are Item 2 and Item 3 on the proxy.

                          VOTING MATTERS

      The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 1998 Annual Meeting is required to elect each of the three nominees for director (Item 1) and to act on any other matters properly brought before the Meeting. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote is required to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000 (Item 2) and to authorize 20,000,000 shares of Non-Voting Common Stock (Item 3). Shares represented by proxies that are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, proxies that are marked "abstain" on Item 2 or Item 3, and proxies that are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against Item 2 or Item 3, and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors, FOR Item 2, FOR Item 3, and in the discretion of the persons named as proxies on such other business as may properly come before the Meeting.

      As of March 31, 1998, General American beneficially owned approximately 63.8% of the shares of Common Stock entitled to vote at the Meeting. General American has indicated its intention to vote its shares FOR the election of directors nominated by the Board of Directors, FOR Item 2, and FOR Item 3. These votes would be sufficient to elect all the nominees and to approve the Amendments to the Company's Restated Articles of Incorporation (Items 2 and
3).

      The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                       INDEPENDENT AUDITORS

      KPMG Peat Marwick LLP was the Company's independent auditing firm for the fiscal year ended December 31, 1997, and the Company has selected this firm again for the year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the 1998 Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

          STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS


      Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company by December 29, 1998 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.


      In order for a stockholder to nominate a candidate for director, under the Company's Restated Articles of Incorporation, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 70 days' notice of the meeting, or prior public disclosure of the date of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The stockholder filing the notice of nomination must describe various matters as specified in the Company's Restated Articles of Incorporation, including such information as name, address, occupation, and number of shares held.

      In order for a stockholder to bring other business before a stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other matters specified in the Company's Restated Articles of Incorporation. The Board or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for stockholder action in accordance with applicable law. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

      In each case the notice must be given to the Secretary of the Company, whose address is 700 Market Street, St. Louis, Missouri 63101.

      Any stockholder desiring a copy of the Company's Restated Articles of Incorporation or Bylaws will be furnished a copy without charge upon written request to the Secretary.

                             EXHIBIT A

   FORM OF PROPOSED AMENDMENTS TO ARTICLE THREE OF THE RESTATED
                     ARTICLES OF INCORPORATION

                      -----------------------

                           ARTICLE THREE
                           CAPITAL STOCK


A.    Class and Number of Shares.  The aggregate number, class and par value,
      --------------------------
      if any, of shares which the Corporation shall have authority to issue is 105,000,000 shares, consisting of 75,000,000 shares of Common Stock, par value $.01 per share, 20,000,000 shares of Non-Voting Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share ($1,050,000.00 aggregate total), subject to adjustment pursuant to subdivision
      B.4.(c) hereof.

B.    Rights of the Common Stock and the Non-Voting Common Stock.
      ----------------------------------------------------------

      1.    General.  The powers, preferences and rights of the Common Stock
            -------
            and the Non-Voting Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Article Three.

      2.    Voting.  Each holder of the Common Stock shall be entitled to one
            ------
            vote per share of Common Stock on all matters to be voted on by the shareholders. Except as otherwise required by law, no holder of the Non-Voting Common Stock (by virtue of ownership of such shares) shall be entitled to vote such shares of Non-Voting Common Stock on any matters to be voted on by the shareholders of the Corporation.


      3.    Dividends; Splits or Combinations.  Dividends may be declared and
            ---------------------------------
            paid to the holders of the Common Stock and the holders of the Non-Voting Common Stock in cash, property, or other securities of the Corporation out of any funds or other assets of the Corporation legally available therefor. If and when dividends on the Common Stock and the Non-Voting Common Stock are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders shall be entitled to share equally, on a per share basis, in such dividends, except that
            (a) dividends or other distributions payable in shares of the Corporation shall be made to all holders of Common Stock and Non-Voting Common Stock and shall be made only (i) in shares of Non-Voting Common Stock to the record holders of Common Stock and to the record holders of Non-Voting Common Stock, (ii) in shares of Common Stock to the record holders of Common Stock and in shares of Non-Voting Common Stock to the record holders of Non-Voting Common Stock, or (iii) in any other authorized class or series of capital stock to the record holders of both classes of Common Stock and Non-Voting Common Stock, regardless of the fair market value of such shares received in payment of such dividend or other distribution, and (b)(i) dividends or other distributions payable on the Common Stock and Non-Voting Common Stock in convertible securities or securities giving the holder a right to acquire shares of Common Stock or Non-Voting Common Stock ("Options"), other than rights issued pursuant to shareholder rights plans of the type entitling holders of rights other than an "acquiring person" to purchase shares or other securities at a below-market price if certain events occur (which rights may be distributed as a dividend pursuant to such a plan upon shares of either class of Common Stock or Non-Voting Common Stock without a corresponding dividend distribution upon shares of the other), shall be made to all holders of Common Stock and Non-Voting Common Stock and may be made (1) in securities convertible into Common Stock or Options to acquire Common Stock to the record holders of Common Stock and to record holders of Non-Voting Common Stock, or (2) in securities convertible into Common Stock or Options to acquire Common Stock to the record holders of Common Stock and in securities convertible into Non-Voting Common Stock and Options to acquire Non-Voting Common Stock to the record holders of the Non-Voting Common Stock. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class have been split, subdivided or combined.


      4.    Conversion.
            ----------

            (a) All outstanding shares of Non-Voting Common Stock shall be automatically converted into shares of Common Stock on a share-for-share basis if, as a result of the existence of the Non-Voting Common Stock, either the Common Stock or the Non-Voting Common Stock is (or both are) excluded from or ineligible for trading on the New York Stock Exchange, the American Stock
                  Exchange and all other principal national securities exchanges then in use and is also excluded from quotation on The Nasdaq Stock Market's National Market ("NASDAQ") and any other comparable national quotation system then in use.

            (b) All outstanding shares of Non-Voting Common Stock shall be automatically converted into shares of Common Stock on a share-for-share basis if at any time the number of outstanding shares of Common Stock as reflected on the stock transfer records of the Corporation falls below
                  10% of the aggregate number of outstanding shares of Common Stock and Non-Voting Common Stock reflected on the stock transfer records. For purposes of the immediately preceding sentence, any shares of Common
                  Stock or Non-Voting Common Stock repurchased by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase.

            (c) In the event of any conversion of the Non-Voting Stock pursuant to subdivision B.4.(a) or B.4.(b), certificates which formerly represented outstanding shares of Non-Voting Common Stock shall thereafter be deemed to represent a like number of shares of Common Stock and all authorized shares of Common Stock and Non-Voting Common Stock shall consist of only Common Stock.

      5.    Business Combinations; Dissolution.  In the event of merger,
            ----------------------------------
            consolidation, combination or similar transaction of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of liquidation, dissolution or winding up of the Corporation, holders of Non-Voting Common Stock shall be entitled to receive in respect of each share of Non-Voting Common Stock the same kind, and at the same ratio, of shares, evidences of indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidence of indebtedness, securities, cash, rights, or any other property as holders of Common Stock shall be entitled to receive in respect of each share, except that in any merger, consolidation, combination or similar transaction any common stock that holders of Non-Voting Common Stock shall be entitled to receive in any such event may have terms substantially similar to those of the Non-Voting Common Stock set forth in this Article Three.

      6.    Non-Voting Common Stock Protections.
            -----------------------------------

            (a) A "Person," as defined in subdivision B.6.(f) hereof, who after May 27, 1998, acquires "beneficial ownership", as defined herein, of any shares of Common Stock may not exercise the voting power of that number of the shares of Common Stock so acquired that are deemed to be excess shares of Common Stock for purposes of this subdivision B.6.(a). An acquisition of beneficial ownership of shares of Common Stock hereunder by any Person shall be deemed to include any shares of Common Stock that a Person acquires beneficial ownership of, directly or indirectly, in one transaction or in a series of transactions, or with respect to which the Person acts or agrees to act in concert with any other Person or any shares which are deemed to be beneficially owned by any "group," as defined in subdivision B.6.(f), of which such Person is a member. The number of shares of Common Stock deemed hereunder to be excess shares of Common Stock shall be equal to the amount determined by application of the following formula:


                  (I) the percentage which the number of shares of Common Stock acquired or deemed to be acquired by the Person after May 27, 1998, bears to the aggregate number of outstanding shares of Common Stock;


                  (II)  minus 15%;

                  (III) minus the percentage which the number of shares of
                        Non-Voting Common Stock acquired or deemed to be acquired at an "equitable price" (as defined in subdivision B.6(b)) by that Person bears to the aggregate number of outstanding shares of Non-Voting Common Stock;


                  (IV) times the aggregate number of outstanding shares of Common Stock.

                  For purposes of this determination, any shares of Common Stock or Non-Voting Common Stock repurchased by the Corporation since the last date on which a Person acquired any shares of Common Stock or Non-Voting Common Stock (whether in treasury or retired) shall be deemed still to be outstanding. Determinations of excess shares of Common Stock shall be made as of the date that a Person, directly or indirectly, alone or with others, otherwise would seek to exercise or direct the exercise of voting power with respect to those shares of Common Stock.

            (b) Shares of Non-Voting Common Stock shall have been acquired at an equitable price for purposes of this subdivision B.6 only if they were acquired at a price at least equal to the higher of:


                  (I) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the acquiring Person for any shares of Common Stock acquired by that Person within either 60 days before or 60 days after the shares of Non-Voting Common Stock were acquired;
                        or


                  (II) the highest closing sale price during the 30-day period immediately before the shares of Non-Voting Common Stock were acquired of a share of Common Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the shares of Common Stock are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the shares of Common Stock are not listed on the New York Stock Exchange, on the principal United States national securities exchange on which the shares of Common Stock are listed, or, if the shares of Common Stock are not listed on any United States national securities exchange, the highest closing bid quotation for a share of Common Stock during the 30-day period on NASDAQ or any system in use, or, if no quotations are available, the fair market value during the 30-day period of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

                        If any of the consideration given by the Person for any shares of Common Stock under subclause (I) of this subdivision B.6.(b) was other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Corporation.

            (c) An acquisition of a share of Common Stock shall not include for the purposes of clause (a) of this subdivision B.6 an acquisition:

                  (I) of shares made pursuant to a contract existing on or before May 27, 1998; or

                  (II) of shares by bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this subdivision B.6; or

                  (III) of shares acquired upon issuance or sale by the
                        Corporation; or


                  (IV) of shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing any Person, including the Corporation, or reincorporating any Person, including the Corporation, in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person); or


                  (V) of shares acquired by a plan of the Corporation qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan.

            (d) Unless there are affirmative attributes of concerted action, acting or agreeing to act in concert with any other Person shall not include for purposes of clause (a) of this subdivision B.6 actions taken or agreed to be taken by Persons acting in their official capacities as directors or officers of the Corporation or actions by Persons related by blood or marriage.

            (e) To the extent that the voting power of any share of Common Stock cannot be exercised pursuant to this subdivision B.6, that share of Common Stock shall not be included in the determination of the voting power of the Corporation for any purpose under these Restated Articles of Incorporation or the General and Business Corporation Law of Missouri.

            (f) The term "Person", as used in this subdivision B.6 shall mean any natural person, company, government, or political subdivision, agency or instrumentality of a government or other entity, and the term "group" shall mean a group as described in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the "'34 Act"), or any successor regulation, and the formation of a group hereunder shall have the effect described in paragraph (b) of said Rule 13d-5 or any successor regulation. For purposes of this subdivision B.6, "beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated under the 1934 Act or any successor regulation.

            (g) Anything in this subdivision B.6 to the contrary notwithstanding, in no event shall the provisions of this subdivision B.6 apply to transfers of Common Stock from General American Mutual Holding Company, a Missouri corporation ("GAMHC"), or any direct or indirect subsidiary of GAMHC, to GAMHC, or any direct or indirect subsidiary of GAMHC.


      7.    Repurchases.  The Board of Directors shall have the power to
            -----------
            authorize the Corporation to purchase or otherwise acquire from time to time shares of any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, in such manner and on such terms and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

      8.    Issuances.  The Board of Directors shall have the power to
            ---------
            authorize the Corporation to issue and sell all or any part of any class of stock herein or hereafter authorized, from time to time, and at such time or times, in such amounts and manner to such persons, firms, associations or corporations, and for such consideration, whether in cash, property or otherwise, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

C.    Issuance of Preferred Stock, Rights and Preferences Thereof.
      -----------------------------------------------------------
      1. The Preferred Stock may be issued from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. Without limiting the generality of the foregoing, in the resolution or resolutions providing for the issuance of such shares of each particular series of Preferred Stock, subject to the requirements of the laws of the State of Missouri, the Board of Directors is also expressly authorized:

            (a) To fix the distinctive serial designation of the shares of the series;

            (b) To fix the consideration for which the shares of the series are to be issued;

            (c) To fix the rate or amount per annum, if any, at which the holders of the shares of the series shall be entitled to receive dividends, the dates on which and the conditions under which dividends shall be payable, whether dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends shall be cumulative;

            (d) To fix the price or prices at which, the times during which, and the other terms, if any, upon which the shares of the series may be redeemed;

            (e) To fix the rights, if any, which the holders of shares of the series have in the event of dissolution or upon distribution of the assets of the Corporation;

            (f) From time to time to include additional shares of Preferred Stock which the Corporation is authorized to issue in the series;

            (g) To determine whether or not the shares of the series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock of the Corporation or shares of any other series of the Preferred Stock of the Corporation, now or hereafter authorized, or any new class of Preferred Stock of the Corporation hereafter authorized, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right shall be exercised;

            (h) To determine if a sinking fund shall be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

            (i) To fix the other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

                  REINSURANCE GROUP OF AMERICA, INCORPORATED
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned does hereby appoint Jack B. Lay and James E. Sherman, or either of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of REINSURANCE GROUP OF AMERICA, INCORPORATED to be held May 27, 1998, commencing at 2:00 p.m., St. Louis time, at the Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, and at any and all adjournments and postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

         PLEASE COMPLETE, SIGN AND DATE OTHER SIDE AND RETURN PROMPTLY.




                              ^ FOLD AND DETACH HERE ^

                MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1. Election of Directors
       FOR all nominees            WITHHOLD
     listed below (except         AUTHORITY
      as marked to the          to vote for all
       contrary below)        nominees listed below
           [  ]                      [  ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

William A. Peck, M.D., William P. Stiritz, A. Greig Woodring

2. Amendment of Restated Articles of Incorporation to increase the number of authorized shares of Common Stock
       FOR      AGAINST      ABSTAIN
       [ ]        [ ]          [ ]

3.  Amendment of Restated Articles of Incorporation to authorize
    Non-Voting Common Stock
       FOR      AGAINST      ABSTAIN
       [ ]        [ ]          [ ]

The undersigned hereby acknowledges receipt of the Notice of the 1998 Annual Meeting of Stockholders and the accompanying
Proxy Statement.

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Items 1, 2 and 3.

Dated this          day of ____________________, 1998

____________________________________________________________

____________________________________________________________

(If Stock is owned in joint names, both owners must sign.)
If address at left is incorrect, please write in the correct information.


              Please sign as registered and return promptly to:
         Reinsurance Group of America, Incorporated, Midtown Station,
                       PO Box 870, New York, NY 10138


                           ^ FOLD AND DETACH HERE ^



                                  [RGA logo]



                                                           April 28, 1998


Dear Stockholder:

      We invite you to attend the 1998 Annual Meeting of Stockholders of Reinsurance Group of America, Incorporated, to be held on May 27, 1998 in the Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri at 2:00 p.m.

      It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the proxy form above, detach it, and return it promptly in the envelope provided.

                              Appendix

     Page 16 of the printed Proxy Statement contains a Comparison of 56 Month Cumulative Total Return Graph. The information contained in the graph has been presented in a format that may be processed by EDGAR.